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                                                                     EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


         TRW has no parent or parents. As of December 31, 1998, certain of its subsidiaries, some of which also have subsidiaries, were as follows:


                                                                                            PERCENTAGE OF
                                                             ORGANIZED UNDER              VOTING SECURITIES
                  NAME                                         THE LAWS OF                     OWNED (1)
                  ----                                       ---------------              -----------------
BDM International, Inc. which owns                              Delaware                       100.00%
    Vinnell Corporation                                         Delaware                       100.00%

TRW Automotive Espana, S.A.                                     Spain                          100.00%

TRW Automotive Products Inc. which, together
    with TRW International Holding Corporation,
    directly or indirectly owns                                 Delaware                       100.00%
      TRW Deutschland GmbH
      which, in turn (in some cases together with
      TRW Inc.), directly or indirectly owns                    Germany                        100.00%
        TRW Automotive Electronics &
          Components GmbH & Co. KG                              Germany                        100.00%
        TRW Fahrwerksysteme GmbH & Co. KG                       Germany                        100.00%
        TRW Occupant Restraints Systems GmbH & Co. KG           Germany                        100.00%

TRW Automotive Safety Systems Inc. which owns                   Delaware                       100.00%
    TRW Airbag Systems Holding GmbH which owns                  Germany                        100.00%
      TRW Automotive Safety Systems Holding
        GmbH which owns                                         Germany                        100.00%
          TRW Airbag Systems GmbH & Co. KG                      Germany                         80.00%
          TRW Automotive Safety Systems GmbH & Co. KG           Germany                         80.00%
            which owns
               TRW Automotive Safety Systems
                 Liegenschaftsverwaltung GmbH & Co. KG          Germany                        100.00%

TRW Beteiligungsgesellschaft m.b.H. which owns                  Austria                        100.00%
    TRW Occupant Restraints Systems Ges.m.b.H.                  Austria                        100.00%

TRW Canada Limited which owns                                   Canada                         100.00%
    Quality Safety Systems Company                              Canada                          60.00%
    TRW Automotive Brasil Ltda.                                 Brazil                         100.00%

TRW Components International Inc.                               Virginia                       100.00%

TRW Composants Moteurs Inc.                                     Ohio                           100.00%

TRW Direcciones de Vehiculos, S.A.                              Spain                          100.00%

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
                                                                                            PERCENTAGE OF
                                                             ORGANIZED UNDER              VOTING SECURITIES
                  NAME                                         THE LAWS OF                     OWNED (1)
                  ----                                       ---------------              -----------------
TRW Export Trading Corporation which owns                       Delaware                       100.00%
    TRW Export Sales Corporation                                Virgin Islands                 100.00%

TRW France S.A.                                                 France                         100.00%

TRW Italia S.p.A. which owns                                    Italy                          100.00%
    TRW SIPEA S.p.A.                                            Italy                          100.00%

TRW Koyo Steering Systems Company                               Tennessee                       51.00%

TRW Microwave Inc.                                              California                     100.00%

TRW Sabelt S.p.A. which owns                                    Italy                           90.00%
    TRW Air Bag Systems s.r.l.                                  Italy                          100.00%

TRW Steering Co. Ltd.                                           Korea                           51.00%

TRW Steering Systems Japan Co. Ltd.                             Japan                          100.00%

TRW System Services Company                                     Delaware                       100.00%

TRW U.K. Limited which owns                                     United Kingdom                 100.00%
    TRW Automotive Systems Limited which owns                   United Kingdom                 100.00%
      TRW LucasVarity Electric Steering Limited                 United Kingdom                  51.00%
    TRW Steering Systems Limited                                United Kingdom                 100.00%

TRW Vehicle Safety Systems Inc. which owns                      Delaware                       100.00%
    TRW Technar Inc.                                            California                     100.00%

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(1) Total percentages held by TRW and/or its subsidiaries, disregarding
    Directors' qualifying shares, if any.


         The names of certain subsidiaries, which considered in the aggregate would not constitute a "significant subsidiary" as such term is defined in the regulations under the federal securities laws, have been omitted from the foregoing list.